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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



                  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) -
                                  SEPTEMBER 25, 1998



                                  GIANT GROUP, LTD.

                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE              1-4323               23-0622690
           (STATE OR OTHER       (COMMISSION          (I.R.S. EMPLOYER
           JURISDICTION          FILE NUMBER)         IDENTIFICATION  NO.)
           OF INCORPORATION)


             9000 SUNSET BOULEVARD, LOS ANGELES, CALIFORNIA      90069
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)


                REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE -
                                    (310) 273-5678


            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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          ITEM 5. OTHER EVENTS

               As of September 25, 1998, GIANT GROUP, LTD., a Delaware corporation (the "Registrant"), entered into a letter of intent (the "Letter of Intent") with Rally's Hamburgers, Inc., a Delaware corporation ("Rally's"), and Checkers Drive-In Restaurants, Inc., a Delaware corporation ("Checkers"), pursuant to which Rally's would merge with the Registrant and Checkers in an all-stock transaction (the "Merger"). Pursuant to the Letter of Intent, each outstanding share of the Registrant's Common Stock, $.01 par value per share, would be exchanged for 10.48 shares of Rally's Common Stock, $.10 par value per share ("Rally's Common Stock"), and each share of Checkers' Common Stock, $.001 par value per share ("Checkers' Common Stock"), would be exchanged for 0.5 shares of Rally's Common Stock. Holders of not less than 90% of the Registrant's outstanding stock options would agree to receive options to acquire Rally's Common Stock at the 10.48 exchange ratio, with the exercise periods being extended for five years and the exercise prices being increased to the equivalent of $1.50 per share of Rally's Common stock to be acquired.

               Rally's and Checkers are engaged in operating and franchising double drive-through hamburger restaurants.

               The Registrant currently owns approximately 11.0% of Rally's Common Stock and Rally's owns approximately 26% of Checkers' Common Stock. After the Merger, the largest stockholder of Rally's (which would be renamed Checkers in the Merger), would be Burt Sugarman, the Registrant's Chairman, with approximately 14.5% primary (24.1% fully diluted), and he would be Vice Chairman of Rally's and Chairman of its Executive Committee. Mr. Sugarman and Terry Christensen and David Gotterer, directors of the Registrant, are present directors of Rally's and Messrs. Sugarman and Christensen also are present directors of Checkers.

               The consummation of the Merger is subject to several conditions, including: execution of a definitive merger agreement upon approval by the Board of Directors of the Registrant, Rally's and Checkers, approval by the stockholders of the Registrant, Rally's and Checkers after filing and effectiveness of a prospectus/proxy statement with the Securities and Exchange Commission, receipt by each company of an investment banker's opinion as to the fairness of the transaction to its stockholders, redemption or waiver of outstanding rights under the Registrant's Stockholders Rights Plan, and the satisfaction of various other standard conditions.


          Item 7. Financial Statements and Exhibits

          (c)  Exhibits

               10.1 Letter of Intent, dated September 25, 1998, by and
                    among Rally's, Checkers and the Registrant.

               99.1 Press Release, dated September 28, 1998.


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                                      SIGNATURE


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   GIANT GROUP, LTD.



                                   By:  /s/ William H. Pennington
                                      -------------------------------------
                                      Name:    William H. Pennington
                                      Title:   Vice President


          Dated:  October 2, 1998


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                                    Exhibit Index
                                    -------------

               Exhibit        Description
               -------        -----------


               10.1 Letter of Intent, dated September 25, 1998, by and
                    among Rally's, Checkers and the Registrant.

               99.1 Press Release, dated September 28, 1998.